Exhibit 99.1

Fortune Brands Reports Solid Second Quarter Sales and EPS Growth and Raises Full-Year EPS Outlook; Announces Combination of Doors and Security Businesses

Highlights from continuing operations reflect continued solid execution:

  Q2 2018 sales increased 5 percent year-over-year to $1.4 billion
  Q2 2018 EPS $0.88; EPS before charges/gains increased 9 percent to $1.00
  Company raises full-year 2018 EPS outlook: EPS before charges/gains outlook now $3.62 – $3.72 on sales growth of 6 – 7 percent
  Doors and Security divisions combining: unified platform with approximately $1.2B annual sales to accelerate growth through innovation and scale

DEERFIELD, Ill.--(BUSINESS WIRE)--July 26, 2018--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced second quarter 2018 results.

“In the second quarter our teams delivered solid results overall and the performance in our Plumbing and Doors businesses was outstanding, again,” said Chris Klein, chief executive officer, Fortune Brands. “We have taken pricing actions to offset inflationary pressures and are well-positioned to accelerate earnings growth in the second half of the year, consistent with our 2018 outlook.”

Second Quarter 2018

For the second quarter of 2018, sales were $1.4 billion, an increase of 5 percent over the second quarter of 2017. Earnings per share were $0.88, compared to $0.90 in the prior-year quarter. EPS before charges/gains were $1.00, compared to $0.92 the same quarter last year. Operating income was $188.6 million, compared to $209.2 million in the prior-year quarter. Operating income before charges/gains was $209.2 million, compared to $212.4 million the same quarter last year.

“The Global Plumbing Group continues to impress, with low double digit sales growth at our target 21 percent operating margin. Across the company, performance inside each business was at or above our expectations despite inflation which ran ahead of price in the quarter,” said Klein.

For each segment in the second quarter of 2018, compared to the prior-year quarter:

  Plumbing sales increased 11 percent and 9 percent organically, led by growth in U.S. wholesale and China. Operating margin before charges/gains was 20.9 percent.
  Cabinet sales declined 2 percent versus the prior year. Excluding exits from targeted U.S. homecenter and Canadian businesses in the prior year, cabinet sales increased 1 percent. Operating margin before charges/gains was 12.7 percent.
  Door sales increased 20 percent driven by strong growth in all channels and continued share gains in wholesale and retail. Operating margin before charges/gains was 17.5 percent.
  Security sales increased 3 percent driven by retail growth, partly offset by lower commercial growth due to timing of sales. Operating margin before charges/gains was 13.6 percent and was impacted by metals inflation which should be recovered as retail pricing improves second half margins.

Annual Outlook for 2018

The Company’s 2018 annual outlook continues to be based on a U.S. home products market growth assumption of 5 to 7 percent and an assumption of 5 to 6 percent growth for our total global market. The Company expects full-year 2018 sales growth in the range of 6 to 7 percent.

The Company raised its full-year 2018 EPS outlook before charges/gains, with a new range of $3.62 to $3.72 versus the prior range of $3.58 to $3.70.

The Company also expects to generate free cash flow of approximately $500 - $525 million for the full year 2018.

“In addition to delivering solid operating and financial performance, we successfully executed a number of important actions—to pivot our Cabinets business toward the most attractive parts of the market, and combine our Doors and Security business units to drive higher levels of scale, innovation and profitability. These actions should begin providing benefits this year while enabling us to drive profitable growth over the next several years,” Klein said.

Doors & Security Combination

Today the Company announced a plan to combine its Doors and Security businesses into a single business segment, “Doors & Security,” with combined results beginning in the third quarter. The combination will result in a new unit with approximately $1.2 billion in annual sales and operating margin before charges/gains approaching 16 percent, and is expected to:

  Leverage strong leadership. The new unit is led by Brett Finley, previously President of Therma-Tru Doors. In his new role, Finley will continue to report directly to FBHS CEO Chris Klein.
  Drive innovation and accelerate product development. Master Lock and Therma-Tru are both pursuing next generation connected locking and security applications, which will be scaled more effectively across a larger business unit.
  Enhance platform scale. The combined business can more effectively attract high impact talent, while utilizing common systems and back office teams to improve profitability.
  Improve and speed acquisition integration. A deeper and more robust team can drive business initiatives faster and more seamlessly integrate acquisitions.

“Over the last two and a half years, Brett has focused the Doors business on the most attractive parts of the market and simplified the business, allowing for an acceleration of innovation. This has resulted in a more efficient organization, impressive growth and strong returns. Brett plans to bring this approach to the Security business, and I am confident in his team’s ability to grow and create value for shareholders through the new structure,” said Klein.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company's operating segments are Plumbing, Cabinets, Doors and Security. Its trusted brands include Moen, Perrin & Rowe, Riobel, Rohl, Shaws and Victoria + Albert under the Global Plumbing Group (GPG); more than a dozen core brands under MasterBrand Cabinets; Therma-Tru entry door systems; and Master Lock and SentrySafe security products under The Master Lock Company. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our brands, the impact of the combination of our Doors and Security businesses and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, organic sales, operating margin before charges/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	% Change		2018	2017	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Cabinets	$637.6	$653.4	(2)	Cabinets	$1,194.8	$1,227.0	(3)
Plumbing	483.7	434.8	11	Plumbing	933.4	813.2	15
Doors	160.2	133.5	20	Doors	270.5	235.7	15
Security	147.5	143.7	3	Security	284.9	276.3	3
Total Net Sales	$1,429.0	$1,365.4	5	Total Net Sales	$2,683.6	$2,552.2	5

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended June 30,				Three Months Ended June 30,
Operating Income (loss) Before Charges/Gains (a)	2018	2017	% Change	Operating Income (loss)	2018	2017	% Change
Cabinets	$81.2	$88.7	(8)	Cabinets	$69.4	$88.7	(22)
Plumbing	101.3	101.3	-	Plumbing	95.3	101.2	(6)
Doors	28.0	22.6	24	Doors	27.9	22.5	24
Security	20.0	21.6	(7)	Security	17.4	18.6	(6)
Corporate Expenses	(21.3)	(21.8)	2	Corporate Expenses	(21.4)	(21.8)	2

Total Operating Income Before Charges/Gains	$209.2	$212.4	(2)	Total Operating Income (GAAP)	$188.6	$209.2	(10)

Earnings Per Share Before Charges/Gains (b)				Diluted EPS from Continuing Operations (GAAP)
Diluted - Continuing Operations	$1.00	$0.92	9	Diluted EPS - Continuing Operations	$0.88	$0.90	(2)

EBITDA Before Charges/Gains (c)	$250.5	$246.9	1	Income from Continuing Operations, net of tax	$129.7	$140.3	(8)

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Six Months Ended June 30,				Six Months Ended June 30,
Operating Income (loss) Before Charges/Gains (a)	2018	2017	% Change	Operating Income (loss)	2018	2017	% Change
Cabinets	$105.4	$135.7	(22)	Cabinets	$93.5	$135.7	(31)
Plumbing	193.7	170.9	13	Plumbing	183.7	168.4	9
Doors	41.8	30.6	37	Doors	41.0	30.7	34
Security	35.2	36.6	(4)	Security	32.5	28.7	13
Corporate Expenses	(42.6)	(43.3)	2	Corporate Expenses	(42.7)	(43.3)	1

Total Operating Income Before Charges/Gains	$333.5	$330.5	1	Total Operating Income (GAAP)	$308.0	$320.2	(4)

Earnings Per Share Before Charges/Gains (b)				Diluted EPS From Continuing Operations (GAAP)
Diluted - Continuing Operations	$1.55	$1.45	7	Diluted EPS - Continuing Operations	$1.37	$1.39	(1)

EBITDA Before Charges/Gains (c)	$411.1	$401.5	2	Income from Continuing Operations, net of tax	$204.8	$217.7	(6)

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	June 30,	December 31,
	2018	2017

Assets
Current assets
Cash and cash equivalents	$345.5	$323.0
Accounts receivable, net	657.5	555.3
Inventories	627.0	580.8
Other current assets	175.5	142.6
Total current assets	1,805.5	1,601.7

Property, plant and equipment, net	737.6	740.0
Goodwill	1,916.7	1,912.0
Other intangible assets, net of accumulated amortization	1,139.0	1,162.4
Other assets	98.3	95.3
Total assets	$5,697.1	$5,511.4

Liabilities and Equity
Current liabilities
Short-term debt	$350.0	$-
Accounts payable	428.7	428.8
Other current liabilities	451.8	478.0
Total current liabilities	1,230.5	906.8

Long-term debt	1,793.3	1,507.6
Deferred income taxes	156.2	166.8
Other non-current liabilities	342.4	329.1
Total liabilities	3,522.4	2,910.3

Stockholders' equity	2,173.1	2,599.5
Noncontrolling interests	1.6	1.6
Total equity	2,174.7	2,601.1
Total liabilities and equity	$5,697.1	$5,511.4

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Operating Activities
Net income	$204.6	$215.1
Depreciation and amortization	71.4	64.0
Deferred taxes	(9.9)	5.6
Loss on sale of product line	-	2.4
Asset impairment charges	-	3.2
Other noncash items	25.7	21.9
Changes in assets and liabilities, net	(154.5)	(141.0)
Net cash provided by operating activities	$137.3	$171.2

Investing Activities
Capital expenditures	$(67.2)	$(59.5)
Proceeds from the sale of assets	0.7	-
Proceeds from sale of product line	-	1.5
Cost of acquisitions, net of cash	(5.8)	(0.1)
Net cash used by investing activities	$(72.3)	$(58.1)

Financing Activities
Increase/(Decrease) in debt, net	$635.0	$(40.0)
Proceeds from the exercise of stock options	3.8	22.1
Treasury stock purchases	(602.7)	(32.7)
Dividends to stockholders	(58.6)	(55.3)
All other	(12.7)	(9.3)
Net cash used by financing activities	$(35.2)	$(115.2)

Effect of foreign exchange rate changes on cash	(7.3)	3.3

Net increase in cash and cash equivalents	$22.5	$1.2
Cash and cash equivalents at beginning of period	323.0	251.5
Cash and cash equivalents at end of period	$345.5	$252.7

FREE CASH FLOW	Six Months Ended June 30,		2018 Full Year
	2018	2017	Approximation

Free Cash Flow*	$74.6	$133.8	$500.0 - 525.0
Add:
Capital expenditures	67.2	59.5	150.0 - 155.0
Less:
Proceeds from the sale of assets	0.7	-	-
Proceeds from the exercise of stock options	3.8	22.1	5.0 - 10.0
Cash Flow From Operations (GAAP)	$137.3	$171.2	$645.0 - 670.0
* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change

Net Sales	$1,429.0	$1,365.4	5	$2,683.6	$2,552.2	5

Cost of products sold	904.9	852.1	6	1,719.9	1,624.8	6

Selling, general
and administrative expenses	316.5	292.8	8	627.7	582.4	8

Amortization of intangible assets	8.2	8.0	2	16.4	16.1	2

Loss on sale of product line	-	2.4	(100)	-	2.4	(100)

Asset impairment charges	-	-	-	-	3.2	(100)

Restructuring charges	10.8	0.9	1,100	11.6	3.1	274

Operating Income	188.6	209.2	(10)	308.0	320.2	(4)

Interest expense	17.4	12.3	41	32.1	24.2	33

Other income, net	(3.4)	(2.3)	(48)	(6.2)	(7.0)	11

Income from continuing operations before income taxes	174.6	199.2	(12)	282.1	303.0	(7)

Income taxes	44.9	58.9	(24)	77.3	85.3	(9)

Income from continuing operations, net of tax	$129.7	$140.3	(8)	$204.8	$217.7	(6)

Loss from discontinued operations, net of tax	-	(2.6)	100	(0.2)	(2.6)	92

Net income	$129.7	$137.7	(6)	$204.6	$215.1	(5)

Less: Noncontrolling interests	0.1	-	100	-	-	-

Net income attributable to
Fortune Brands Home & Security	$129.6	$137.7	(6)	$204.6	$215.1	(5)

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.88	$0.90	(2)	$1.37	$1.39	(1)

Diluted Average Shares Outstanding	146.7	156.6	(6)	149.4	156.4	(4)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended June 30, 2018, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $20.6 million ($16.3 million after tax or $0.11 per diluted share) of restructuring and other charges and a tax expense associated with the 2017 sale of a product line of $0.7 million ($0.01 per diluted share).

For the six months ended June 30, 2018, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $25.5 million ($20.8 million after tax or $0.14 per diluted share) of restructuring and other charges and a net charge related to the Tax Cuts and Jobs Act of 2017 and tax expense associated with the 2017 sale of a product line of $6.1 million ($0.04 per diluted share).

For the three months ended June 30, 2017, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $0.8 million ($0.5 million after tax) of restructuring and other charges and a loss on sale of product line of $2.4 million ($2.5 million after tax or $0.02 per diluted share).

For the six months ended June 30, 2017, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $4.7 million ($3.4 million after tax or $0.02 per diluted share) of restructuring and other charges, asset impairment charges of $3.2 million ($3.2 million after tax or $0.02 per diluted share) and a loss on sale of product line of $2.4 million ($2.5 million after tax or $0.02 per diluted share).

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains - Continuing Operations (b)	$1.00	$0.92	9	$1.55	$1.45	7

Restructuring and other charges	(0.11)	-	-	(0.14)	(0.02)	(600)
Asset impairment charges (d)	-	-	-	-	(0.02)	100
Loss on sale of product line	-	(0.02)	100	-	(0.02)	100
Tax items	(0.01)	-	-	(0.04)	-	-

Diluted EPS - Continuing Operations	$0.88	$0.90	(2)	$1.37	$1.39	(1)

RECONCILIATION OF FULL YEAR 2018 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $3.62 to $3.72 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $3.34 to $3.44 per share and including the full year impact of previously announced restructuring actions. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no gains or losses associated with its defined benefit plans during 2018.

(b) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO INCOME FROM CONTINUING OPERATIONS

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$250.5	$246.9	1	$411.1	$401.5	2

Depreciation	$(29.7)	$(24.2)	(23)	$(55.0)	$(47.9)	(15)
Amortization of intangible assets	(8.2)	(8.0)	(2)	(16.4)	(16.1)	(2)
Restructuring and other charges	(20.6)	(0.8)	(2,475)	(25.5)	(4.7)	(443)
Interest expense	(17.4)	(12.3)	(41)	(32.1)	(24.2)	(33)
Loss on sale of product line	-	(2.4)	100	-	(2.4)	100
Asset impairments (d)	-	-	-	-	(3.2)	100
Income taxes	(44.9)	(58.9)	24	(77.3)	(85.3)	9

Income from continuing operations, net of tax	$129.7	$140.3	(8)	$204.8	$217.7	(6)

(c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring		Loss on sale	Before
	GAAP	and other	Tax Items (1)	of product line	Charges/Gains
	(unaudited)	charges			(Non-GAAP)

2018	SECOND QUARTER

Net Sales	$1,429.0	-	-	-

Cost of products sold	904.9	(8.1)	-	-
Selling, general & administrative expenses	316.5	(1.7)	-	-
Amortization of intangible assets	8.2	-	-	-
Restructuring charges	10.8	(10.8)	-	-

Operating Income	188.6	20.6	-	-	209.2

Interest expense	17.4	-	-	-
Other income, net	(3.4)	-	-	-
Income from continuing operations before income taxes	174.6	20.6	-	-	195.2

Income taxes	44.9	4.3	(0.7)	-

Income from continuing operations, net of tax	$129.7	16.3	0.7	-	$146.7

Income from discontinued operations, net of tax	-	-	-	-

Net Income	129.7	-	-	-

Less: Noncontrolling interests	0.1	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$129.6	16.3	0.7	-	$146.6

Income from continuing operations, net of tax
less noncontrolling interests	$129.6	16.3	0.7	-	$146.6

Diluted Average Shares Outstanding	146.7				146.7

Diluted EPS - Continuing Operations	0.88				1.00

2017

Net Sales	$1,365.4	-	-	-

Cost of products sold	852.1	0.1	-	-
Selling, general & administrative expenses	292.8	-	-	-
Amortization of intangible assets	8.0	-	-	-
Loss on sale of product line	2.4	-	-	(2.4)
Restructuring charges	0.9	(0.9)	-	-

Operating Income	209.2	0.8	-	2.4	212.4

Interest expense	12.3	-	-	-
Other expense, net	(2.3)	-	-	-
Income from continuing operations before income taxes	199.2	0.8	-	2.4	202.4

Income taxes	58.9	0.3	-	(0.1)

Income from continuing operations, net of tax	$140.3	0.5	-	2.5	$143.3

Loss from discontinued operations, net of tax	(2.6)	-	-	-

Net Income	137.7	-	-	-

Less: Noncontrolling interests	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$137.7	0.5	-	2.5	$140.7

Income from continuing operations, net of tax
less noncontrolling interests	$140.3	0.5	-	2.5	$143.3

Diluted Average Shares Outstanding	156.6				156.6

Diluted EPS - Continuing Operations	0.90				0.92

(1) Tax Items for the three months ended June 30, 2018 represent an adjustment to the tax impact of the Loss on sale of a product line disposed of in 2017.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Six Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Asset		Loss on sale	Before
	GAAP	and other	impairments	Tax Items (1)	of product line	Charges/Gains
	(unaudited)	charges				(Non-GAAP)

2018	YEAR TO DATE

Net Sales	$2,683.6	-	-	-	-

Cost of products sold	1,719.9	(9.6)	-	-	-
Selling, general & administrative expenses	627.7	(4.3)	-	-	-
Amortization of intangible assets	16.4	-	-	-	-
Restructuring charges	11.6	(11.6)	-	-	-

Operating Income	308.0	25.5	-	-	-	333.5

Interest expense	32.1	-	-	-	-
Other income, net	(6.2)	-	-	-	-
Income from continuing operations before income taxes	282.1	25.5	-	-	-	307.6

Income taxes	77.3	4.7	-	(6.1)	-

Income from continuing operations, net of tax	$204.8	20.8	-	6.1	-	$231.7

Loss from discontinued operations, net of tax	(0.2)	-	-	-	-

Net Income	204.6	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$204.6	20.8	-	6.1	-	$231.5

Income from continuing operations, net of tax
less noncontrolling interests	$204.8	20.8	-	6.1	-	$231.7

Diluted Average Shares Outstanding	149.4					149.4

Diluted EPS - Continuing Operations	1.37					1.55

2017

Net Sales	$2,552.2	-	-	-	-

Cost of products sold	1,624.8	(0.9)	-	-	-
Selling, general & administrative expenses	582.4	(0.7)	-	-	-
Amortization of intangible assets	16.1	-	-	-	-
Loss on sale of product line	2.4	-	-	-	(2.4)
Asset impairment charge	3.2	-	(3.2)	-	-
Restructuring charges	3.1	(3.1)	-	-	-

Operating Income	320.2	4.7	3.2	-	2.4	330.5

Interest expense	24.2	-	-	-	-
Other income, net	(7.0)	-	-	-	-
Income from continuing operations before income taxes	303.0	4.7	3.2	-	2.4	313.3

Income taxes	85.3	1.3	-	-	(0.1)

Income from continuing operations, net of tax	$217.7	3.4	3.2	-	2.5	$226.8

Loss from discontinued operations, net of tax	(2.6)	-	-	-	-

Net Income	215.1	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$215.1	3.4	3.2	-	2.5	$224.2

Income from continuing operations, net of tax
less noncontrolling interests	$217.7	3.4	3.2	-	2.5	$226.8

Diluted Average Shares Outstanding	156.4					156.4

Diluted EPS - Continuing Operations	1.39					1.45
(1) Tax Items for the six months ended June 30, 2018 represent an update to the estimated impact of the Tax Cuts and Jobs Act of 2017 and an adjustment to the tax impact of the Loss on sale of a product line disposed of in 2017.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
Net Sales (GAAP)
Cabinets	$637.6	$653.4	(2)	$1,194.8	$1,227.0	(3)
Plumbing	483.7	434.8	11	933.4	813.2	15
Doors	160.2	133.5	20	270.5	235.7	15
Security	147.5	143.7	3	284.9	276.3	3
Total Net Sales	$1,429.0	$1,365.4	5	$2,683.6	$2,552.2	5

Operating Income (loss)
Cabinets	$69.4	$88.7	(22)	$93.5	$135.7	(31)
Plumbing	95.3	101.2	(6)	183.7	168.4	9
Doors	27.9	22.5	24	41.0	30.7	34
Security	17.4	18.6	(6)	32.5	28.7	13
Corporate expenses	(21.4)	(21.8)	2	(42.7)	(43.3)	1

Total Operating Income (GAAP)	$188.6	$209.2	(10)	$308.0	$320.2	(4)

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$81.2	$88.7	(8)	$105.4	$135.7	(22)
Plumbing	101.3	101.3	-	193.7	170.9	13
Doors	28.0	22.6	24	41.8	30.6	37
Security	20.0	21.6	(7)	35.2	36.6	(4)
Corporate expenses	(21.3)	(21.8)	2	(42.6)	(43.3)	2

Total Operating Income Before Charges/Gains (a)	209.2	212.4	(2)	333.5	330.5	1
Restructuring and other charges (1) (2)	(20.6)	(0.8)	(2,475)	(25.5)	(4.7)	(443)
Asset impairment charges	-	-	-	-	(3.2)	100
Loss on sale of product line	-	(2.4)	100	-	(2.4)	100
Total Operating Income (GAAP)	$188.6	$209.2	(10)	$308.0	$320.2	(4)
(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include inventory obsolescence provisions, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. In our Plumbing segment, other charges include acquisition related inventory step-up expense of $1.7 million and $3.4 million for the three and six months ended June 30, 2018 and $0.9 million for the six months ended June 30, 2017. In addition, in our Plumbing segment, other charges includes compensation expense related to deferred purchase price consideration payable to certain former Victoria + Albert shareholders contingent on their employment through October 2018 of $2.5 million and $5.0 million for the three and six months ended June 30, 2018. In Corporate, other charges include $0.1 million of expense associated with our assessment of the impact on the Company from the Tax Cuts and Jobs Act of 2017.

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.

BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended June 30,
	2018	2017	Change

CABINETS
Before Charges/Gains Operating Margin	12.7%	13.6%	(90) bps
Restructuring & Other Charges	(1.8%)	-
Operating Margin	10.9%	13.6%	(270) bps

PLUMBING
Before Charges/Gains Operating Margin	20.9%	23.3%	(240) bps
Restructuring & Other Charges	(1.2%)	-
Operating Margin	19.7%	23.3%	(360) bps

DOORS
Before Charges/Gains Operating Margin	17.5%	16.9%	60 bps
Restructuring & Other Charges	(0.1%)	-
Operating Margin	17.4%	16.9%	50 bps

SECURITY
Before Charges/Gains Operating Margin	13.6%	15.0%	(140) bps
Restructuring & Other Charges	(1.8%)	(0.4%)
Loss on sale of product line	-	(1.7%)
Operating Margin	11.8%	12.9%	(110) bps

Total Company
Before Charges/Gains Operating Margin	14.6%	15.6%	(100) bps
Restructuring & Other Charges	(1.4%)	(0.1%)
Loss on sale of product line	-	(0.2%)
Operating Margin	13.2%	15.3%	(200) bps
Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges and loss on sale of product line, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN NET SALES EXCLUDING EXITS FROM TARGETED BUSINESS TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three months ended June 30, 2018
% change
CABINETS
Percentage change in Net Sales excluding exits from targeted U.S. Homecenter and Canadian business	1%
Impact of U.S. Homecenter business	(3%)
Impact of Canadian business	(0%)
Percentage change in Net Sales (GAAP)	(2%)
Net sales excluding exits of targeted business lines is Cabinets net sales derived in accordance with GAAP excluding certain U.S. Homecenter and Canadian businesses. Management uses this measure to evaluate the overall performance of the Cabinets segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN PLUMBING NET SALES EXCLUDING GPG ACQUISITIONS TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three months ended June 30, 2018
% change

PLUMBING
Percentage change in Net Sales excluding acquisitions (organic)	9%
Acquisitions Net Sales	2%
Percentage change in Net Sales (GAAP)	11%
Plumbing net sales excluding acquisitions is net sales derived in accordance with GAAP excluding Shaws and Victoria + Albert net sales. Management uses this measure to evaluate the overall performance of the Plumbing segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring, other charges and asset impairment charges and the loss on sale of product line. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, asset impairment charges, the loss on sale of product line and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding restructuring and other charges, depreciation, asset impairment charges, the loss on sale of product line, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the six months ended June 30, 2017, include impairments related to our decision during the first quarter of 2017 to sell the Field ID product line.

CONTACT:
Fortune Brands Home & Security, Inc.
INVESTOR and MEDIA CONTACT:
Kaveh Bakhtiari
847-484-4573
kaveh.bakhtiari@FBHS.com